Exhibit 99.1
Five Point Holdings, LLC Reports First Quarter 2025 Results
First Quarter 2025 Highlights
•Great Park Venture sold 325 homesites on 23.6 acres of land for an aggregate purchase price of $278.9 million.
•Great Park Venture distributions and incentive compensation payments to the Company totaled $143.3 million.
•Great Park builder sales of 233 homes during the quarter.
•Valencia builder sales of 69 homes during the quarter.
•Consolidated revenues of $13.2 million; consolidated net income of $60.6 million.
•In April 2025, S&P Global Ratings upgraded our senior notes rating to B+, upgraded our corporate rating to B, and continued our outlook at stable.
•Cash and cash equivalents of $528.3 million as of March 31, 2025.
•Debt to total capitalization ratio of 19.2% and liquidity of $653.3 million as of March 31, 2025.
Irvine, CA, April 24, 2025 (Business Wire) – Five Point Holdings, LLC (“Five Point” or the “Company”) (NYSE:FPH), an owner and developer of large mixed-use planned communities in California, today reported its first quarter 2025 results.
Dan Hedigan, Chief Executive Officer, said, “I am happy to report that we started 2025 with a strong first quarter in which we generated consolidated net income of $60.6 million and had total cash and cash equivalents of $528.3 million and total liquidity of $653.3 million as of quarter-end. Homebuilder demand remained strong during the first quarter. At our Great Park Neighborhoods community, we closed a number of significant homesite sales and also signed multiple purchase agreements for additional homesites that are scheduled to close in the fourth quarter of 2025. In light of the uncertainty created by recent tariff policy announcements, we are continuing to closely monitor our markets, especially with respect to the impact of elevated mortgage rates on affordability and homebuyer demand. Although current market conditions are uncertain, we believe that the housing markets in which we operate remain materially undersupplied, and we are maintaining our prior guidance for 2025 of just under $200 million in consolidated annual net income.”
Consolidated Results
Liquidity and Capital Resources
As of March 31, 2025, total liquidity of $653.3 million was comprised of cash and cash equivalents totaling $528.3 million and borrowing availability of $125.0 million under our unsecured revolving credit facility. Total capital was $2.2 billion, reflecting $3.2 billion in assets and $0.9 billion in liabilities and redeemable noncontrolling interests.
Results of Operations for the Three Months Ended March 31, 2025
Revenues. Revenues of $13.2 million for the three months ended March 31, 2025 were primarily generated from management services.
Equity in earnings from unconsolidated entities. Equity in earnings from unconsolidated entities was $71.4 million for the three months ended March 31, 2025. The Great Park Venture generated net income of $206.3 million during the three months ended March 31, 2025, and our share of the net income from our 37.5% percentage interest, adjusted for basis differences, was $70.9 million.
During the three months ended March 31, 2025, the Great Park Venture sold 325 homesites on 23.6 acres of land at the Great Park Neighborhoods for an aggregate purchase price of $278.9 million. The Great Park Venture made aggregate distributions of $300.9 million to holders of Percentage Interests during the three months ended March 31, 2025. We received $112.9 million for our 37.5% Percentage Interest.
Selling, general, and administrative. Selling, general, and administrative expenses were $14.8 million for the three months ended March 31, 2025.
Net income. Consolidated net income for the quarter was $60.6 million. Net income attributable to noncontrolling interests totaled $37.3 million, resulting in net income attributable to the Company of $23.3 million. Net income attributable to noncontrolling interests represents the portion of income allocated to related party partners and members that hold units of the operating company and the San Francisco Venture. Holders of units of the operating company and the San Francisco Venture can redeem their interests for either, at our election, our Class A common shares on a one-for-one basis or cash. In connection with any redemption or exchange, our ownership of our operating subsidiaries will increase thereby reducing the amount of income allocated to noncontrolling interests in subsequent periods.

Conference Call Information
In conjunction with this release, Five Point will host a conference call on Thursday, April 24, 2025 at 5:00 p.m. Eastern Time. Interested investors and other parties can listen to a live Internet audio webcast of the conference call that will be available on the Five Point website at ir.fivepoint.com. The conference call can also be accessed by dialing (877) 451-6152 (domestic) or (201) 389-0879 (international). A telephonic replay will be available starting approximately three hours after the end of the call by dialing (844) 512-2921, or for international callers, (412) 317-6671. The passcode for the live call and the replay is 13753453. The telephonic replay will be available until 11:59 p.m. Eastern Time on May 3, 2025.
About Five Point
Five Point, headquartered in Irvine, California, designs and develops large mixed-use planned communities in Orange County, Los Angeles County, and San Francisco County that combine residential, commercial, retail, educational, and recreational elements with public amenities, including civic areas for parks and open space. Five Point’s communities include the Great Park Neighborhoods® in Irvine, Valencia® in Los Angeles County, and Candlestick® and The San Francisco Shipyard® in the City of San Francisco. These communities are designed to include up to approximately 40,000 residential homes and up to approximately 23 million square feet of commercial space.
Forward-Looking Statements
This press release contains forward-looking statements that are subject to risks and uncertainties. These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. When used, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “would,” “result” and similar expressions that do not relate solely to historical matters are intended to identify forward-looking statements. Forward-looking statements include, among others, statements that refer to: our expectations of our future home sales and/or builder sales; the impact of inflation and interest rates; our future revenues, costs and financial performance, including with respect to cash generation and profitability; and future demographics and market conditions, including housing supply levels, in the areas where our communities are located. We caution you that any forward-looking statements included in this press release are based on our current views and information currently available to us. Forward-looking statements are subject to risks, trends, uncertainties and factors that are beyond our control. Some of these risks and uncertainties are described in more detail in our filings with the SEC, including our Annual Report on Form 10-K, under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. They are based on estimates and assumptions only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law.
Investor Relations:
Kim Tobler, 949-425-5211
Kim.Tobler@fivepoint.com
or
Media:
Eric Morgan, 949-349-1088
Eric.Morgan@fivepoint.com
Source: Five Point Holdings, LLC

FIVE POINT HOLDINGS, LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
REVENUES:
Land sales	$98	$535
Land sales—related party	—	(3)
Management services—related party	12,551	8,726
Operating properties	508	677
Total revenues	13,157	9,935
COSTS AND EXPENSES:
Land sales	—	—
Management services	3,061	3,896
Operating properties	1,487	990
Selling, general, and administrative	14,765	12,916
Total costs and expenses	19,313	17,802
OTHER INCOME (EXPENSE):
Interest income	4,050	3,225
Miscellaneous	775	(5,907)
Total other income (expense)	4,825	(2,682)
EQUITY IN EARNINGS FROM UNCONSOLIDATED ENTITIES	71,439	17,586
INCOME BEFORE INCOME TAX PROVISION	70,108	7,037
INCOME TAX PROVISION	(9,522)	(954)
NET INCOME	60,586	6,083
LESS NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	37,302	3,757
NET INCOME ATTRIBUTABLE TO THE COMPANY	$23,284	$2,326

NET INCOME ATTRIBUTABLE TO THE COMPANY PER CLASS A SHARE
Basic	$0.33	$0.03
Diluted	$0.32	$0.03
WEIGHTED AVERAGE CLASS A SHARES OUTSTANDING
Basic	69,513,757	69,058,585
Diluted	148,824,110	145,876,835
NET INCOME ATTRIBUTABLE TO THE COMPANY PER CLASS B SHARE
Basic and diluted	$0.00	$0.00
WEIGHTED AVERAGE CLASS B SHARES OUTSTANDING
Basic and diluted	79,233,544	79,233,544

FIVE POINT HOLDINGS, LLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except shares)
(Unaudited)

	March 31, 2025	December 31, 2024
ASSETS
INVENTORIES	$2,349,856	$2,298,080
INVESTMENT IN UNCONSOLIDATED ENTITIES	143,347	185,324
PROPERTIES AND EQUIPMENT, NET	29,429	29,487
INTANGIBLE ASSET, NET—RELATED PARTY	7,804	9,037
CASH AND CASH EQUIVALENTS	528,329	430,875
RESTRICTED CASH AND CERTIFICATES OF DEPOSIT	992	992
RELATED PARTY ASSETS	80,183	101,670
OTHER ASSETS	19,023	20,952
TOTAL	$3,158,963	$3,076,417

LIABILITIES AND CAPITAL
LIABILITIES:
Notes payable, net	$526,587	$525,737
Accounts payable and other liabilities	113,345	100,292
Related party liabilities	63,842	63,297
Deferred income tax liability, net	41,512	33,570
Payable pursuant to tax receivable agreement	173,849	173,424
Total liabilities	919,135	896,320

REDEEMABLE NONCONTROLLING INTEREST	25,000	25,000
CAPITAL:
Class A common shares; No par value; Issued and outstanding: March 31, 2025—69,858,638 shares; December 31, 2024—69,369,234 shares
Class B common shares; No par value; Issued and outstanding: March 31, 2025—79,233,544 shares; December 31, 2024—79,233,544 shares
Contributed capital	595,437	593,827
Retained earnings	180,361	157,077
Accumulated other comprehensive loss	(1,464)	(1,468)
Total members’ capital	774,334	749,436
Noncontrolling interests	1,440,494	1,405,661
Total capital	2,214,828	2,155,097
TOTAL	$3,158,963	$3,076,417

FIVE POINT HOLDINGS, LLC
SUPPLEMENTAL DATA
(In thousands)
(Unaudited)

Liquidity

March 31, 2025
Cash and cash equivalents	$528,329
Borrowing capacity(1)	125,000
Total liquidity	$653,329
(1) As of March 31, 2025, no borrowings or letters of credit were outstanding on the Company’s $125.0 million revolving credit facility.

Debt to Total Capitalization and Net Debt to Total Capitalization

March 31, 2025
Debt(1)	$524,994
Total capital	2,214,828
Total capitalization	$2,739,822
Debt to total capitalization	19.2%

Debt(1)	$524,994
Less: Cash and cash equivalents	528,329
Net debt	(3,335)
Total capital	2,214,828
Total net capitalization	$2,211,493
Net debt to total capitalization(2)	(0.2)%
(1) For purposes of this calculation, debt is the amount due on the Company’s notes payable before offsetting for capitalized deferred financing costs.
(2) Net debt to total capitalization is a non-GAAP financial measure defined as net debt (debt less cash and cash equivalents) divided by total net capitalization (net debt plus total capital). The Company believes the ratio of net debt to total capitalization is a relevant and a useful financial measure to investors in understanding the leverage employed in the Company’s operations. However, because net debt to total capitalization is not calculated in accordance with GAAP, this financial measure should not be considered in isolation or as an alternative to financial measures prescribed by GAAP. Rather, this non-GAAP financial measure should be used to supplement the Company’s GAAP results.

Segment Results
The following table reconciles the results of operations of our segments to our consolidated results for the three months ended March 31, 2025 (in thousands):

	Valencia	San Francisco	Great Park	Total reportable segments	Corporate and unallocated	Total under management	Removal of unconsolidated entities(1)	Total consolidated
REVENUES:
Land sales	$98	$—	$285,403	$285,501	$—	$285,501	$(285,403)	$98
Land sales—related party	—	—	—	—	—	—	—	—
Management services—related party(2)	—	—	12,551	12,551	—	12,551	—	12,551
Operating properties	334	174	—	508	—	508	—	508
Total revenues	432	174	297,954	298,560	—	298,560	(285,403)	13,157
COSTS AND EXPENSES:
Land sales	—	—	70,216	70,216	—	70,216	(70,216)	—
Management services(2)	—	—	3,061	3,061	—	3,061	—	3,061
Operating properties	1,487	—	—	1,487	—	1,487	—	1,487
Selling, general, and administrative	3,296	1,163	2,760	7,219	10,306	17,525	(2,760)	14,765
Management fees—related party	—	—	7,858	7,858	—	7,858	(7,858)	—
Total costs and expenses	4,783	1,163	83,895	89,841	10,306	100,147	(80,834)	19,313
OTHER INCOME:
Interest income	—	15	1,693	1,708	4,035	5,743	(1,693)	4,050
Miscellaneous	775	—	—	775	—	775	—	775
Total other income	775	15	1,693	2,483	4,035	6,518	(1,693)	4,825
EQUITY IN EARNINGS FROM UNCONSOLIDATED ENTITIES	214	—	—	214	371	585	70,854	71,439
SEGMENT (LOSS) PROFIT/INCOME BEFORE INCOME TAX PROVISION	(3,362)	(974)	215,752	211,416	(5,900)	205,516	(135,408)	70,108
INCOME TAX PROVISION	—	—	—	—	(9,522)	(9,522)	—	(9,522)
SEGMENT (LOSS) PROFIT/NET INCOME	$(3,362)	$(974)	$215,752	$211,416	$(15,422)	$195,994	$(135,408)	$60,586
(1) Represents the removal of the Great Park Venture operating results, which are included in the Great Park segment operating results at 100% of the venture’s historical basis but are not included in our consolidated results as we account for our investment in the venture using the equity method of accounting.
After the sale of the Gateway Commercial Venture’s commercial operating assets in December 2024, the Company’s commercial segment is no longer operating. The equity in earnings from the Company’s investment in the Gateway Commercial Venture is reported within the corporate and unallocated column in the table above.
(2) The amounts for the Great Park segment represent the revenues and expenses attributable to the management company for providing services to the Great Park Venture as applicable.

The table below reconciles the Great Park segment results to the equity in earnings from our investment in the Great Park Venture that is reflected in the condensed consolidated statements of operations for the three months ended March 31, 2025 (in thousands):

Segment profit from operations	$215,752
Less net income of management company attributed to the Great Park segment	9,490
Net income of the Great Park Venture	206,262
The Company’s share of net income of the Great Park Venture	77,348
Basis difference amortization, net	(6,494)
Equity in earnings from the Great Park Venture	$70,854